UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934.

Date of Report: January 13, 2002

                       GROUP MANAGEMENT CORP.
             (Exact name of registrant as specified in its Charter)

          Delaware                  0-32635
59-2919648
(State of Incorporation)  (Commission file number)  (IRS
Employer ID #)


          101 Marietta St., Suite 1070, Atlanta, GA 30303
               (Address of principal executive office) (Zip
Code)

Registrant's telephone number (404) 522-1202



Item 4: Change in Registrant's Certifying Accountant

         (a)   Previous Independent Accountants:

          (i) The certifying accountant for the Registrant, Wrinkle, Gardner & Company, P. C., Certified Public Accountant has resigned effective November 22, 2002, and the Registrant has not as of the filing of this report retained a new auditor.




Wrinkle, Gardner & Company, P. C., Certified Public Accountant, reports on Group Management Corp.'s financial statements for each of the years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Pursuant to Item 304(a)(1)(ii) the registrant discloses that the auditor in the 2001 audit report included a going concern clause.


During the fiscal years ended December 31, 2001 and December 31, 2000, and through the date of resignation November 22, 2002, there have been no disagreements with Wrinkle, Gardner & Company, P. C., Certified Public Accountant on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Wrinkle, Gardner & Company, P. C., Certified Public Accountant, would have caused him to make reference thereto in their report on the financial statements for such years.

During  the fiscal years ended December 31, 2001 and December
31,  2000, and through November 22, 2002, there have been  no
reportable  events  (as  defined  in  Regulation   S-B   Item
304(a)(1)(v)).

Item 6. Resignation of Directors

Elorian Landers appointed Thomas Ware as a director and resigned from the board of directors effectively January 10, 2003. Mr. Landers had no disagreements with management prior to his resignation. The board met and appointed Mr. Ware as acting Chief Executive Officer.

Item 9. Regulation FD Disclosure.


The registrant has changed its principal place of business effective December 13, 2002 to:

101 Marietta St.
Suite 1070
Atlanta, GA 30303

Its  new telephone number is (404) 522-1202 attention  Thomas
Ware, Esq.




                          SIGNATURE

         Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has caused this report to be signed by the Chief Executive Officer.

                           Investment Technology,
Incorporated

                            /s/ Thomas Ware
                         ------------------------------------
                    ---
                            Thomas Ware, Chief Executive
Officer